                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                           NPS PHARMACEUTICALS, INC.
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Not Applicable
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         Not Applicable
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         Not Applicable
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         Not Applicable
     -------------------------------------------------------------------------


     (5) Total fee paid: Not Applicable

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: Not Applicable

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     (2) Form, Schedule or Registration Statement No.: Not Applicable

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     (3) Filing Party: Not Applicable

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     (4) Date Filed: Not Applicable

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

                           NPS PHARMACEUTICALS, INC.
                                420 CHIPETA WAY
                        SALT LAKE CITY, UTAH 84108-1256
                                  ___________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    MAY 26, 1999 AT 3:00 P.M. (LOCAL TIME)
                                    AT THE
                        MARRIOTT-UNIVERSITY PARK HOTEL
                             500 SOUTH WAKARA WAY
                        SALT LAKE CITY, UTAH 84108-1256
                                  ___________

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Wednesday, May 26, 1999, at 3:00 p.m., local time, at the Marriott-University Park Hotel, 500 South Wakara Way, Salt Lake City, Utah for the following purposes:

     1.   To elect eight members to the Board of Directors.
     2. To approve an increase of 200,000 shares of common stock for issuance under two of the Company's equity incentive plans as follows: (a) 100,000 shares under the Employee Stock Purchase Plan; and (b) 100,000 shares under the Non-Employee Directors' Stock Option Plan.
     3. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.
     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 7, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof.

                              By Order of the Board of Directors

                              James U. Jensen
                              Secretary
Salt Lake City, Utah
April 21, 1999

--------------------------------------------------------------------------------
 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN,
 AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO
 ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS
 POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE,
 HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR
 OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM
 THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                           NPS PHARMACEUTICALS, INC.
                                420 CHIPETA WAY
                        SALT LAKE CITY, UTAH 84108-1256
                                  ___________

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                                (MAY 26, 1999)
                                  ___________

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 26, 1999, at 3:00 p.m., local time and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marriott-University Park Hotel, 500 South Wakara Way, Salt Lake City, Utah.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock, par value $.001 beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

     The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 21, 1999, to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     April 7, 1999 is the record date for determining those holders of NPS common stock entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 12,662,301 shares of common stock. Stockholders will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders, and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 420 Chipeta Way, Salt Lake City, Utah 84108-1256, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 2000

     Proposals of stockholders that are intended to be presented at the Company's 2000 annual meeting of stockholders and considered for inclusion in the proxy statement relating to such meeting must be received by the Company not later than December 10, 1999. In order to be timely, stockholder proposals and director nominations intended to be presented at the Company's 2000 annual meeting, but not included in the proxy statement for the meeting, must be received by the Company no earlier than February 28, 2000 and no later than March 27, 2000.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor is elected and qualified.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board of Directors. In September 1999, the Board of Directors adopted a resolution to increase the number of directors to nine. As permitted by the Company's Bylaws, the Board nominated Peter G. Tombros to fill the vacant seat on the Board until his successor is duly elected and qualified. Effective January 1, 1999, a director who had served for several years withdrew from the Board. Accordingly, the Board adjusted the number of directorships to eight. Each of the eight nominees is currently a director of the Company, and each nominee has agreed to serve if elected. The Board has no reason to believe that any nominee will be unable to serve. If and when elected at the Annual Meeting, each of the nominees will serve until the 2000 Annual Meeting of Stockholders and until such elected nominee's successor is duly elected and qualified, or until such elected nominee's earlier death, resignation, or removal.

     Set forth below, in alphabetical order, is biographical information for each person nominated to serve on the Company's Board of Directors.

NOMINEES FOR ELECTION

SANTO J. COSTA, J.D.

     Mr. Costa, 53, has served as a director since January 1995 and as a member of the Compensation Committee since 1996. Mr. Costa has served as President, Chief Operating Officer, and a director of Quintiles Transnational Corporation, a publicly held global contract research organization, since April 1994. From July 1993 to April 1994, he ran his own consulting firm, Santo J. Costa and Associates. From 1986 to 1993, he was employed by Glaxo, Inc., a worldwide pharmaceutical company, where he served as Senior Vice President, Administration and General Counsel and was a member of that company's Board of Directors. From 1977 to 1986 he was employed by Merrell Dow Pharmaceuticals (now Hoechst Marion Roussel) where he served as U.S. Area Counsel, and from 1971 to 1977 as Food & Drug Counsel for Norwich/Eaton Pharmaceuticals. Mr. Costa received his B.S. in Pharmacy and his J.D. from St. John's University.

JAMES G. GRONINGER

     Mr. Groninger, 54, has served as a director since 1988 and as a member of the Audit and Compensation Committees since 1994. Mr. Groninger founded in January 1995 and is President of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a Managing Director, Investment Banking Division, of PaineWebber Incorporated. Currently he serves on the Board of Directors of Designs, Inc., a specialty retailer, Layton Bioscience, Inc., a privately-owned biotechnology company, and Cygne Designs, Inc., a manufacturer of apparel. Mr. Groninger received a B.S. in Industrial Administration from Yale University and an M.B.A. from Harvard Business School.

HUNTER JACKSON, PH.D.

     Dr. Jackson, 48, has been Chief Executive Officer and Chairman of the Board since founding the Company in 1986 and a member of the Nominating Committee since 1997. He was appointed to the additional position of President in January 1994. Prior to founding the Company, he was an Associate Professor in the Department of Anatomy at the University of Utah School of Medicine. Dr. Jackson received a B.A. in English from the University of Illinois and a Ph.D. in Psychobiology from Yale University. He received postdoctoral training in the Department of Neurosurgery, University of Virginia Medical School.

JAMES U. JENSEN, J.D.

     Mr. Jensen, 54, has been Vice President, Corporate Development and Legal Affairs, since August 1991. He has been Secretary and a director of the Company since 1987. From 1986 to July 1991 he was a partner in the law firm of Woodbury, Jensen, Kesler & Swinton, P.C. (or its predecessor firm) concentrating on technology transfer and licensing and corporate finance. From July 1985 until October 1986, he served as Chief Financial Officer of Cericor, a software company, and from 1983 to July 1985, as its outside general counsel. From 1980 to 1983 he served as General Counsel and Secretary of Dictaphone Corporation, a subsidiary of Pitney Bowes Inc. He serves as a director of Wasatch Funds, Inc., a registered investment company, and of InterWest Home Medical, Inc., a public home use medical equipment distributor. Mr. Jensen received a B.A. in English/Linguistics from the University of Utah and a J.D. and an M.B.A. from Columbia University.

JOSEPH KLEIN, III

     Mr. Klein, 38, was appointed to the Board of Directors of the Company in April 1998 and serves as a member of the Compensation Committee. Currently, Mr. Klein is a Health Care Investment analyst with the Kaufmann Fund, Inc., an emerging growth company mutual fund. From December 1995 to February 1998, Mr. Klein was a Portfolio Manager and Chairman of the Investment Advisory Committee of T. Rowe Price Health Sciences Fund, Inc. From April 1990 to February 1998, Mr. Klein was Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. Mr. Klein serves as a director of Guilford Pharmaceuticals, a public biotech company; and Synbiotics Corporation, a public veterinary diagnostic products company. Mr. Klein received an M.B.A. from Stanford Graduate School of Business and a B.A. in economics from Yale University.

DONALD E. KUHLA, PH.D.

     Dr. Kuhla, 57, has been a director of the Company since 1991, a member of the Audit Committee since 1996, and a member of the Nominating Committee since 1997. Since July 1998, Dr. Kuhla has been President and COO of Albany Molecular Research, Inc., a public chemical contract research organization, where he has been a director since October 1995. From February 1994 through June 1998 Dr. Kuhla was Vice President of Plexus Ventures, Inc., a biotechnology investment and consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital backed, biotechnology start-up companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being Senior Vice President of Operations. Dr. Kuhla received a B.A. in Chemistry from New York University and a Ph.D. in Organic Chemistry from Ohio State University.

THOMAS N. PARKS, PH.D.

     Dr. Parks, 48, has been a director of the Company since its founding in 1986 and a member of the Audit Committee since 1996 and the Nominating Committee since 1997. Dr. Parks also serves as a scientific consultant to NPS. He is currently the George and Lorna Winder Professor of Neuroscience and Chairman of the Department of Neurobiology and Anatomy at the University of Utah Medical School. Dr. Parks joined the faculty at the University of Utah Medical School in 1978 as an assistant professor. Dr. Parks received a B.S. in Biology from the University of California at Irvine and a Ph.D. in Psychobiology from Yale University. He was a postdoctoral fellow in Development Neurology at the University of Virginia Medical School.

PETER G. TOMBROS

     Mr. Tombros, 57, was appointed to the Board of Directors of the Company in September 1998 and serves as a member of the Compensation and Nominating Committees. Since April 1994, Mr. Tombros has served as President, Chief Executive Officer and a Director of Enzon, Inc., a public biopharmaceutical company that develops, manufactures and markets enhanced therapeutics. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer, Inc., a research based, global healthcare company. Mr. Tombros served as vice president of Pfizer, Inc. in the following areas: Executive Vice President of Pfizer Pharmaceuticals, a division of Pfizer, Inc., corporate strategic planning, and investor relations. Currently, Mr. Tombros serves on the Board of Directors of the following: Enzon, Inc.; ALPHARMA Inc., a Norwegian company specializing in the areas of animal health, pharmaceuticals, and fine chemicals; the New Jersey Technology Council; the Biotechnology Council of New Jersey; and the American Foundation of Pharmaceutical Education. He is also on the Board of Trustees of Cancer Care and the National Cancer Care Foundation. Mr. Tombros received a B.S. and M.S. from Pennsylvania State University and a MBA from the Wharton Graduate School of Business.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE
    -----------------------------------------------------------------------


BOARD COMMITTEES AND MEETINGS

     The Board has standing Audit, Compensation, and Nominating Committees each with a formal, written charter.

     The Audit Committee's functions include: meeting with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial results for the year as reported in the Company's financial statements; recommending to the Board of Directors the independent auditors to be retained for the ensuing year; and receiving and considering the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors, Mr. Groninger, Dr. Kuhla, and Dr. Parks. The Audit Committee met two times during the fiscal year ended December 31, 1998.

     The Compensation Committee's functions include: establishing, reviewing, and overseeing salaries, incentive compensation, and other forms of compensation paid to officers and employees of the Company; administering the Company's incentive compensation and benefit plans, including the 1998 Stock Option Plan, 1994 Employee Stock Purchase Plan, the 1994 Equity Incentive Plan, and the 1987 Stock Option Plan; and performing such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee reviews the performance of the Company's officers, particularly the CEO and submits the Report of the Compensation Committee set out below. The Compensation Committee is composed of non-employee directors, Mr. Costa, Mr. Groninger, and Mr. Klein. The Compensation Committee met two times during the fiscal year ended December 31, 1998.

     The Nominating Committee's functions include: evaluating Director performance on at least an annual basis; providing information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Company's Board of Directors and its committees; and performing such other functions as the Board of Directors may delegate. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. The Nominating Committee met two times during the fiscal year ended December 31, 1998. The members of the Nominating Committee are Dr. Kuhla, Dr. Jackson, Dr. Parks, and Mr. Tombros.

     During the fiscal year ended December 31, 1998, the Board of Directors held four meetings. Each Board member standing for reelection attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he was a director or a member of such committee.


                                  PROPOSAL 2
         INCREASE IN SHARES ISSUABLE UNDER NPS EQUITY INCENTIVE PLANS

     In February 1999, the Board of Directors adopted, subject to stockholder approval, amendments to the Company's Employee Stock Purchase Plan (ESPP) and the Non-Employee Directors' Stock Option Plan (Directors' Plan). The amendments increase by 100,000 the number of shares authorized for issuance under the ESPP from 160,000 shares to 260,000 shares and by 100,000 the number of shares authorized for issuance under the Directors' Plan from 160,000 to 260,000 shares.

     Stockholders are requested in this Proposal 2 to approve the amendment to the ESPP and the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this Proposal 2. The vote concerning approval of the amendment of the respective plans will be considered as one proposal.

     Summaries of the principal features of each of the plans are provided below under "Executive Compensation" but are qualified in their entirety by reference to the full text of each of the plans that were filed electronically with this Proxy Statement with the Securities and Exchange Commission, such text is not included in the printed version of this Proxy.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2



                                  PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in 1986. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time if the Board determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3
        ---------------------------------------------------------------


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of NPS common stock as of March 1, 1999 by: (a) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock;
(b) each director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.

         NAME AND ADDRESS OF BENEFICIAL OWNER            AMOUNT OF BENEFICIAL   PERCENT OF
-------------------------------------------------------       OWNERSHIP        TOTAL /(1)/
               (UNLESS OTHERWISE NOTED)                  --------------------  ------------
BVF Partners, L.P./(2)/.................................            2,052,700        16.24%
     333 West Wacker Drive, Suite 1600
     Chicago, IL 60606
Wellington Management Company, LLP/(3)/.................            1,656,300        13.11%
     75 State Street
     Boston, MA 02109
T. Rowe Price Associates, Inc/(4)/......................            1,600,000        12.66%
     100 E. Pratt Street
     Baltimore, MD 21202
Amgen Inc...............................................            1,000,000         7.91%
     1840 DeHavilland Drive
     Thousand Oaks, CA 91320
Dimensional Fund Advisors Inc./(5)/.....................              815,900         6.46%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
Hunter Jackson, Ph.D./(6)/..............................              591,025         4.60%
Thomas N. Parks, Ph.D./(7)/.............................              364,380         2.88%
Edward F. Nemeth, Ph.D./(8)/............................              213,056         1.66%
James U. Jensen, J.D./(9)/..............................              124,136            *
Thomas B. Marriott, Ph.D./(10)/.........................              122,519            *
Robert K. Merrell/(11)/.................................               84,200            *
Donald E. Kuhla, Ph.D./(12)/............................               55,580            *
Skip Klein/(13)/........................................               32,200            *
James G. Groninger/(14)/................................               27,992            *
Santo J. Costa, J.D./(15)/..............................                8,680            *
Peter Tombros...........................................                  800            *
All directors and executive officers as a group/(16)/...            1,651,677        12.38%

________________________

*    Less than 1%.
(1) The number of shares of common stock issued and outstanding on March 1, 1999 was 12,636,305 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at March 1, 1999, plus shares of common stock subject to options held by such person at March 1, 1999 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
(2) BVF Partners, L.P. and BVF, Inc. share voting and dispositive power with respect to all of these shares and with Biotechnology Value Fund, L.P. with respect to 989,600 of the shares.
(3) Wellington Management Company, LLP, a registered investment adviser, is deemed to have beneficial ownership of 1,656,300 shares of NPS common stock. Such shares are owned of record by clients of Wellington Management. Wellington Management shares voting power with respect to 1,506,800 of such shares and dispositive power with respect to all of such shares.
(4) These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. which owns 1,300,000 shares, which represents 10.29% of the shares outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5) Dimensional Fund Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over these securities. Dimensional disclaims beneficial ownership of these securities.
(6) Includes 97,561 shares held in a trust and 2 shares held by Dr. Jackson's children, of which he disclaims beneficial ownership. Also includes 213,600 shares subject to options exercisable within 60 days of March 1, 1999.
(7) Includes 10,000 shares held in a trust of which Dr. Parks disclaims beneficial ownership. Also includes 15,480 shares subject to options exercisable within 60 days of March 1, 1999.
(8) Includes 171,200 shares subject to options exercisable within 60 days of March 1, 1999.
(9) Includes 1,000 shares held by a limited liability company of which Mr. Jensen disclaims beneficial ownership. Also includes 51,200 shares subject to options exercisable within 60 days of March 1, 1999.
(10) Includes 5,741 shares held by spouse, 1,121 shares held by children, of which Mr. Marriott disclaims beneficial ownership. Also includes 102,200 shares subject to options exercisable within 60 days of March 1, 1999.
(11) Includes 78,200 shares subject to options exercisable within 60 days of March 1, 1999.
(12) Includes 31,980 shares subject to options exercisable within 60 days of March 1, 1999.
(13) Includes 4,200 shares subject to options exercisable within 60 days of March 1, 1999.
(14) Includes 10,000 shares owned by spouse, and 7,450 shares owned by children, of which Mr. Groninger disclaims beneficial ownership. Also includes 6,660 shares subject to options exercisable within 60 days of March 1, 1999.
(15) Includes 6,480 shares subject to options exercisable within 60 days of March 1, 1999.
(16) Includes 12 people. An aggregate of 702,400 shares are subject to options exercisable within 60 days of March 1, 1999.

     The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.

     Except as set forth herein, the address of the persons set forth above is the address of the Company appearing elsewhere in this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission reports of ownership and changes in ownership of NPS common stock and other equity securities of the Company. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the fiscal year ended December 31, 1998, the Company believes that apart from James G. Groninger who reported late through an amended Form 5 with respect to shares of common stock sold for the benefit of certain family members in January 1998 and March 1998, and Amgen Inc. who reported late through a Form 3 with respect to shares of common stock purchased from the Company in 1996, all reporting persons complied with all applicable
Section 16(a) filing requirements.


                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company's directors do not currently receive any cash compensation for service on the Board or any Committee thereof. Outside directors are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Directors are eligible to receive stock options and stock bonuses under the stock plans described below.

1994 Non-Employee Directors' Stock Option Plan
----------------------------------------------

     In January 1994, the Board adopted, and the stockholders subsequently approved, the 1994 Non-Employee Directors' Stock Option Plan (Directors' Plan). An amendment to increase from 90,000 to 160,000 the number of shares available for grant under the Directors' Plan was approved by the stockholders in July 1996. Under the Directors' Plan, non-employee directors of the Company are eligible to receive options. Options granted under the Directors' Plan are automatic and non-discretionary and do not qualify as ISOs under the Internal Revenue Code of 1986, as amended. Pursuant to the terms of the Directors' Plan, each person who is elected for the first time to be an outside director of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her election to the Board. On December 1 of each year, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months will automatically be granted an option to purchase 3,000 shares of common stock (subject to adjustment as provided in the Directors' Plan) pursuant to the Directors' Plan.

     No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date such option was granted. Options granted under the Directors' Plan vest at a rate of 28% of the shares subject to the option one year after date of grant and 3% of the shares become exercisable each month thereafter, so long as the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or in other continuous affiliation as provided under the Directors' Plan. If the optionee's service as a non-employee director terminates for any reason other than death, the option will remain exercisable for twelve months after the date of termination, or until the option's expiration date, if earlier. If the optionee dies, the option will remain exercisable for eighteen months following the date of death or until the expiration date of the option, whichever is earlier. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the common stock on the date of grant. Options granted under the Directors' Plan are generally non-transferable. Unless otherwise terminated by the Board, the Directors' Plan automatically terminates in January 2004.

     As of December 31, 1998, options to purchase a total of 132,000 shares of common stock had been granted under the Directors' Plan at exercise prices from $3.00 to $10.25 per share, and a weighted average exercise price of $6.89 per share. As of that date, options for 22,290 shares had been exercised since the inception of the Directors' Plan. Prior to the adoption of the Directors' Plan, the Company granted options to directors under the 1987 Stock Option Plan.

Non-Employee Directors' Stock Bonus Program
-------------------------------------------

     In December 1994, the Board adopted the Non-Employee Directors' Stock Bonus Program under the 1994 Equity Incentive Plan (Stock Bonus Program). Under the Stock Bonus Program, non-employee directors are eligible to receive grants of shares of common stock for attendance at Board and Committee meetings. The Stock Bonus

Program provides each Non-Employee Director of the Company with a non-discretionary award of 200 shares of common stock for each Board meeting attended and 200 shares of common stock per year for serving on a Board Committee. A total of 7,200 shares were granted under the Stock Bonus Program for meetings attended in 1998.

     The right to receive awards under the Stock Bonus Program is generally non-transferable. The stock awards are made at the end of each calendar year. Non-Employee Directors entitled to stock bonus awards shall not possess any rights of a stockholder of the Company until such shares are delivered to the Non-Employee Director. Unless otherwise terminated by the Board, the Stock Bonus Program terminates in January 2004.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996, certain compensation awarded, paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION   LONG-TERM COMPENSATION
         NAME AND PRINCIPAL POSITION           YEAR  SALARY($)  BONUS($)  STOCK OPTIONS GRANTED(#)
         ---------------------------           ----  ---------  --------  ------------------------
Hunter Jackson, Ph.D........................   1998   264,231                               60,000
   Chief Executive Officer, President and      1997   235,846                               40,000
   Chairman of the Board                       1996   214,884    22,659                     45,000

James U. Jensen, J.D........................   1998   173,539                               30,000
   Vice President, Corporate                   1997   167,783                               20,000
   Development and Legal Affairs and           1996   152,592    17,624                     25,000
   Secretary

Thomas B. Marriott, Ph.D....................   1998   182,846                               30,000
   Vice President, Development Research        1997   177,868                               20,000
                                               1996   165,758    18,883                     25,000

Robert K. Merrell...........................   1998   149,569                               30,000
   Vice President, Finance, Chief Financial    1997   135,893                               20,000
   Officer, and Treasurer                      1996   121,573    13,232                     25,000

Edward F. Nemeth, Ph.D......................   1998   165,754                               30,000
   Vice President, and Chief Scientific        1997   159,832                               20,000
   Officer                                     1996   150,038    16,365                     30,000

1987 Stock Option Plan
----------------------

     The 1987 Stock Option Plan (1987 Plan) was adopted in June 1987. The purposes of the 1987 Plan were to attract and retain qualified personnel, to provide additional incentives to employees, officers, advisors, directors, and consultants of the Company, and to promote the success of the Company's business. No options have been granted under the 1987 Plan since December 1993, and the Company will not make any future grants under the 1987 Plan. As of December 31, 1998, options to purchase a total of 894,474 shares of common stock had been exercised for cash and services under the 1987 Plan at a weighted average exercise price of $0.82 per share. As of December 31, 1998, options to purchase a total of 415,218 shares of common stock were outstanding, with exercise prices ranging from $0.67 to $4.00 per share and a weighted average exercise price per share of $1.49.

     Options granted under the 1987 Plan generally became exercisable at a rate of one-third of the shares subject to the option on the first anniversary of the option grant and one-third of the remaining shares subject to the option on each of the second and third anniversary of the option grant. The maximum term of a stock option under the 1987 Plan was ten years; however, if the optionee at the time of grant had voting power over more than ten percent of the Company's outstanding capital stock (a "10% Holder"), the maximum term of any ISO granted under the 1987 Plan was five years. The aggregate fair market value of the stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise prices of ISOs granted under the 1987 Plan were at least equal to 100%, 110% with respect to 10% Holders, of the fair market value of the stock subject to the option on the date of grant. Although no minimum exercise price of NSOs was required under the 1987 Plan, the exercise price of NSOs previously granted under the 1987 Plan generally has been at least equal to the fair market value of the stock subject to the option on the date of the grant. Any option that is exercisable at the time of grant and which expires no sooner than three years from the grant date is subject to an option exercise price equal to the fair market value of the option on the grant date.

1994 Equity Incentive Plan
--------------------------

     In January 1994, the Board adopted the 1994 Equity Incentive Plan (1994
Plan), which was subsequently approved by the stockholders in February 1994. Under the 1994 Plan, 1,702,503 shares have been authorized for issuance. The purposes of the 1994 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company and its affiliates and to promote the success of the Company's business. Under the 1994 Plan, the Company may grant NSOs to employees, officers, directors, and consultants to the Company and its affiliates and may grant ISOs to employees of the Company and its affiliates. As of December 31, 1998, options to purchase a total of 181,076 shares of common stock had been exercised for cash and services under the 1994 Plan at a weighted average exercise price of $5.71 per share. As of December 31, 1998, options to purchase 1,330,756 shares of common stock with exercise prices ranging from $3.00 to $16.63 per share, and a weighted average exercise price per share of $8.80 were outstanding.

     Options granted under the 1994 Plan prior to December 1, 1997, generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 3% of the shares subject to the option at the end of each calendar month thereafter. Options granted under the 1994 Plan after December 1, 1997 generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1994 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1994 Plan is five years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. The aggregate fair market value with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of ISOs granted under the 1994 Plan must be at least 100%, 110% with respect to 10% Holders, of the fair market value of the common stock of the Company on the date of grant. The exercise price of NSOs granted under the 1994 Plan is the fair market value of the Company's common stock on the date of grant or such other exercise price as is set by the Board at the date of grant. Payment of the exercise price may be made in cash or by shares of NPS common stock valued at the fair market value of such shares on the date of exercise or in any other form acceptable to the Board. The 1994 Plan also allows the Company to grant stock bonuses, reload options, rights to purchase restricted stock, and stock appreciation rights.

     The 1994 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1994 Plan will terminate in January 2004, unless earlier terminated by the Board.

1994 Employee Stock Purchase Plan
---------------------------------

     In January 1994, the Board adopted the 1994 Employee Stock Purchase Plan
(ESPP) which was subsequently approved by the stockholders in February 1994. There were a total of 90,000 shares reserved for issuance under the ESPP. This amount was increased to 160,000 shares pursuant to Board and stockholder approval in 1996. As of March 1, 1999, a total of 129,306 shares of common stock had been purchased under the ESPP at prices from $2.76 to $9.1375 per share. During 1998, under the ESPP, executive officers as a group purchased 8,178 shares at an average purchase price of $6.80 per share and all employees (excluding executive officers) as a group purchased 23,491 shares at an average exercise price of $6.80 per share.

     The purpose of the ESPP is to assist the company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The ESPP provides a means by which employees of the Company and its affiliates may purchase common stock of the company at a discount through accumulated payroll deductions. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The ESPP is implemented by offerings of rights to eligible employees. Eligible participants in the ESPP include all employees, including executive officers who work at least 20 hours per week and are customarily employed by the Company or an affiliate of the Company for at least five months per calendar year. Generally, each offering is of 24 months' duration with purchases occurring every six months. Participants may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the ESPP. The ESPP will terminate in January 2004.

1998 Stock Option Plan
----------------------

     On March 3, 1998, the Board adopted the 1998 Stock Option Plan (1998 Plan), which was subsequently approved by the stockholders on May 20, 1998. One million shares have been authorized for issuance under the 1998 Plan. The purposes of the 1998 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company, and its affiliates, and to promote the success of the Company's business. Under the 1998 Plan, the Company may grant NSOs to employees, officers, directors, and consultants of the Company, and its affiliates, and may grant ISOs to employees of the Company, and its affiliates. As of December 31, 1998, no options to purchase shares of common stock had been exercised. As of December 31, 1998, options were outstanding to purchase 457,500 shares of common stock with exercise prices ranging from $6.63 to $7.00 per share, and a weighted average exercise price per share of $6.63.

     Options granted under the 1998 Plan generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1998 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1998 Plan is five years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. The aggregate fair market value with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of ISOs granted under the 1998 Plan must be at least 100%, 110% with respect to 10% Holders, of the fair market value of NPS common stock on the date of grant. The exercise price of NSOs granted under the 1998 Plan is the fair market value of NPS common stock on the date of grant or such other exercise price as is set by the Board at the date of grant. Payment of the exercise price may be made in cash or by shares of NPS common stock valued at the fair market value of such shares on the date of exercise or in any other form acceptable to the Board.

     The 1998 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1998 Plan will terminate in May 2008, unless earlier terminated by the Board.

     The following table sets forth each grant of options to purchase common stock made during the year ended December 31, 1998 to each of the Named Executive Officers. Grants of options to each of the Named Executive Officers were made under the 1998 Plan:

                             OPTION GRANTS IN 1998

                          SECURITIES       % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                          UNDERLYING        OPTIONS        EXERCISE                      ASSUMED ANNUAL RATES OF
                           OPTIONS        GRANTED IN    OR BASE PRICE    EXPIRATION      STOCK PRICE APPRECIATION
        NAME             GRANTED/(1)/     FISCAL YEAR     PER SHARE      DATE/(2)/         FOR OPTION TERM/(3)/
      --------          -------------    ------------   -------------    ----------   -------------------------------
                                                                                          5%              10%
                                                                                       --------        --------
Hunter Jackson..........    60,000          11.30%          $6.63         12/04/08     $249,986        $633,513
James U. Jensen.........    30,000           5.65%          $6.63         12/04/08     $124,993        $316,756
Thomas B. Marriott......    30,000           5.65%          $6.63         12/04/08     $124,993        $316,756
Robert K. Merrell.......    30,000           5.65%          $6.63         12/04/08     $124,993        $316,756
Edward F. Nemeth........    30,000           5.65%          $6.63         12/04/08     $124,993        $316,756

______________________

(1) Options granted during 1998 to the executive officers of the Company are subject to a contingent vesting schedule. See Compensation Committee Report for a full description of the vesting schedules.
(2) These options have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.
(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

          The following table sets forth information for fiscal year ended December 31, 1998 with respect to (a) the exercise of stock options by the Named Executive Officers in 1998; (b) the number of unexercised options held by the Named Executive Officers as of December 31, 1998; and (c) the value of unexercised in-the-money options as of December 31, 1998.

               OPTION EXERCISES IN 1998 AND YEAR-END VALUE TABLE

                                                                  NUMBER OF             VALUE OF  IN-THE-MONEY
                          SHARES ACQUIRED      VALUE          UNEXERCISED OPTIONS              OPTIONS/(2)/
       NAME                 ON EXERCISE    REALIZED/(1)/  EXERCISABLE  UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
     --------             ---------------  ------------   -----------  -------------  -----------     ---------------
Hunter Jackson.........              0       $      0      205,000        105,000      $637,560            $63,780
James U. Jensen........          2,700       $ 21,600       46,600         53,400      $      0            $31,890
Thomas B. Marriott.....          3,000       $ 18,375       97,600         53,400      $263,868            $31,890
Robert K. Merrell......         14,000       $113,375       80,600         53,400      $218,172            $31,890
Edward F. Nemeth.......         10,000       $ 58,750      166,600         53,400      $639,780            $31,890

_________________

(1) Value realized is based on the fair market value of NPS common stock on the date of exercise (the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.
(2) Represents the difference between the option exercise price and the closing price of NPS common stock as reported on the Nasdaq National Market on December 31, 1998 ($7.688) times the corresponding number of shares.

                             EMPLOYMENT AGREEMENTS

     The Company has no employment agreements with any of its executive officers.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Kuhla, a director of the Company since 1991, was a Vice President of Plexus Ventures, Inc. from February 1994 through June 1998. The Company had a consulting agreement with Plexus through December 31, 1995, whereunder Plexus assisted the Company with its effort to establish a collaboration for the Company's hyperparathyroidism program. During the years ended December 31, 1994, 1995, and 1996, the Company paid fees to Plexus totaling $34,000, $84,500, and $400,000, respectively. Plexus may earn an additional $400,000 in fees as payments are received from Amgen, Inc. The Company also granted Plexus an option to purchase 20,000 shares of NPS common stock at $10.50 per share with vesting contingent upon milestone payments from Amgen, of which Dr. Kuhla has a one-third interest. In July 1998, the Company entered into a new Consulting Agreement with Plexus for consulting services related to the development and commercialization of certain Company programs. In return for such services, the Company agreed to pay to Plexus four quarterly payments of $25,000 each, reimbursement for out-of-pocket expenses, and a success fee related to services to be performed by Plexus. As of July 1998, Dr. Kuhla is no longer affiliated with Plexus.

     The Company has also entered into a Consultant Services Agreement with Dr. Kuhla, effective November 1, 1996, whereunder Dr. Kuhla will provide scientific consulting services to the Company. In return for such consultant services in fiscal year 1998, Dr. Kuhla received 600 shares of NPS common stock.

     The Company's policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to the Company. The Company has entered into indemnity agreements with each of its directors and executive officers.

     The Company entered into a development and license agreement with Amgen effective December 1995 which granted Amgen the exclusive right to develop and commercialize drugs for the treatment of HPT (and other indications other than osteoporosis) worldwide excluding Japan, China (including Hong Kong), North and South Korea, and Taiwan. Under the terms of the agreement with Amgen, NPS may receive from Amgen up to an aggregate of $43.5 million in license fees, equity purchases, and milestone payments plus royalties from any future product sales. Amgen paid NPS a license fee of $10.0 million and purchased one million shares of common stock for an aggregate purchase price of $7.5 million. NPS has the option to participate with Amgen, under the direction of Amgen, in the clinical development of a drug for primary HPT. Amgen is required to reimburse NPS for such participation, limited to a total cost of $400,000 per year for a maximum time period of five years.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Costa, Mr. Groninger, Mr. Klein, and Dr. Timothy J. Rink served on the Compensation Committee for fiscal year 1998. Dr. Rink withdrew from the Board effective January 1, 1999. No officer or employee of the Company sits on the Compensation Committee. No member of the Compensation Committee has at any time been an officer or employee of the Company. Mr. Groninger is a brother-in-law of Dr. Jackson, the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Groninger abstains from participating in the determination of the proper compensation package for Dr. Jackson.

                    REPORT OF THE COMPENSATION COMMITTEE(1)
                                   FOR 1998

COMPENSATION PHILOSOPHY

     Our compensation policies and programs seek to achieve three fundamental goals:

     . to enhance stockholder value by providing compensation for executive officers and employees that promotes progress toward the achievement of business objectives and performance;

     . to reward executive officers and employees with compensation incentives that are adequate to retain them in the future, despite considerable competition for talent within the pharmaceutical industry and their individual disciplines; and

     . to attract and successfully recruit qualified, talented personnel essential to the achievement of our business objectives.

COMPENSATION COMMITTEE

     To ensure a clear and centralized focus on all aspects of compensation, the Compensation Committee was formed by the Board of Directors in January 1994. In 1998, the Compensation Committee was composed of Mr. Costa, Mr. Groninger, Mr. Klein, and Dr. Rink. The Compensation Committee operates under a Charter adopted by the Board of Directors. Among other things, the Charter authorizes and directs the Compensation Committee to establish and annually review the compensation policies applicable specifically to the Company's executive officers and generally to employees, including the relationship between performance and compensation. The Compensation Committee is also authorized to review and approve the basis for and level of compensation paid to the Chief Executive Officer and other executive officers during each fiscal year. Finally, the Compensation Committee reviews and approves awards made under our incentive compensation and benefit plans, including the 1998 Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1994 Equity Incentive Plan, and the 1987 Stock Option Plan. The Committee's recommendations are brought to the full Board for review. During 1998, no member of the Compensation Committee was a former or current officer or employee of the company.

COMPENSATION COMPONENTS

     In order to link the compensation of executive officers with the enhancement of stockholder value, the Board has adopted a compensation package for each executive officer that consists of a base salary and long-term incentive compensation in the form of stock option grants. In the past, during the first part of December of each year, the Company's management proposed specific compensation proposals to the Compensation Committee including salary and long-term incentives for executive officers and employees. These proposals are based on experience, achievements, responsibilities, outside compensation surveys of other biopharmaceutical companies, geographical economic indicators, and advice of outside consultants. In 1998, the Committee used this information in its deliberations.

SALARY

     Base salaries represent the fixed component of the Company's executive compensation package. Generally, salary compensation is determined by evaluating the compensation of executives in similar positions in peer pharmaceutical companies, the level of experience of the particular executive officer, and the executive officer's specific responsibilities. The Compensation Committee also evaluates the achievement of Company objectives in determining base salaries for the executive officers. In 1998, The Committee engaged the assistance of outside consultants to advise with respect to compensation programs and evaluations. The base salaries for executive officers were then set at levels believed to be competitive and supportive of our compensation philosophy.

LONG-TERM INCENTIVES

     The purpose of long-term incentive compensation is to encourage employees to remain with NPS and to reward them for maximizing shareholder value. Long-term compensation awards are discretionary and are based primarily on individual performance and the achievement of Company goals and objectives.

     In general, the Compensation Committee used subjective performance factors to evaluate the granting of stock options to executive officers during 1998. These factors included, but were not limited to, the following:

     .    progress in clinical trials and regulatory matters;

     . the planning of appropriate collaborative arrangements and the procurement and performance of ongoing collaborative arrangements with pharmaceutical and biotechnology companies;

     . the officer's overall individual performance in his or her position and relative contribution during the year; and

     . the Board of Directors' desire to retain the executive officer despite considerable competition for executive talent within his/her discipline and the industry in general.

     This year, the Compensation Committee undertook to further align executive officer compensation with the achievement of Company objectives. Accordingly, the Compensation Committee agreed that awards to Senior Management of long-term incentives in the form of stock options should be subject to the attainment of specific goals. The executive officers were granted more optioned shares than in previous years, however, vesting of two-thirds of these optioned shares are contingent on the occurrence of certain events. The optioned shares are divided into three equal portions, each with its own vesting and exercise schedule, as follows:

     . One-third of the optioned shares will vest over four years, under the same vesting schedule as previously used and described above.

     . One-third of the optioned shares will vest contingent upon the closing of a strategic alliance, business collaboration, license agreement, joint venture, or other third party agreement with respect to certain NPS programs. Thirty percent of these shares will vest upon the occurrence of this event, and the remaining 70% will vest over three years. If this event has not occurred by a specified date, optioned shares that would have vested will be forfeited, along with a percentage each month until the event occurs.

     . One-third of the optioned shares will vest immediately upon the closing of a second collaboration or will be forfeited if the event has not closed by the specified date.

     The Committee agreed that under this structure of vesting, if the objectives were achieved, there would be significant benefit to the Company's shareholders. The Compensation Committee may modify the above criteria or select other performance factors with respect to executive bonus awards during a given fiscal year.

SUMMARY

     The Compensation Committee believes that our executive officers are committed to achieving positive long-term performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated them to work toward these goals.

CEO EVALUATION

     The Compensation Committee completed a thorough and formal evaluation of the CEO's performance. The evaluation included a review of the Company's Operating Plan and CEO Objectives. A written self evaluation was completed by the CEO and delivered to the Committee. Each member of the Committee independently evaluated the CEO. The Committee then met to discuss the CEO's self-evaluation and each Committee member's evaluation. The

Chairman then prepared an initial consolidated evaluation and met with the CEO to review the initial evaluation and the evaluation process. A consolidated evaluation was then finalized. The Committee Chairman then reported to the outside directors and the CEO the results of the evaluation at the December 1998 Board meeting.

CEO COMPENSATION

     The Chief Executive Officer was a founder of the Company in 1986 and has served in that capacity since then. His compensation package has historically been below that of other chief executive officers in comparable companies in the industry. In order to determine the appropriate salary and stock option grant for the Chief Executive Officer, the Compensation Committee considered current conditions, the salaries of other chief executive officers in the biotechnology industry, the results of the formal evaluation of the CEO, and the CEO and Company accomplishments in 1998. Significant progress was made in several areas and the Company met or exceeded most of its performance goals. In the Committee's review of CEO compensation, the following developments were considered: Dr. Jackson's overall leadership of the Company as President, CEO, and Chairman of the Board; the overall successful development of the Company's strategic partnerships; the continued progress of NPS compounds in the pipeline and through the clinic, including the initiation of certain clinical trials.

POLICY REGARDING DEDUCTIBILITY

     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code, which provides that, for purposes of regular income tax and the alternative minimum tax, the allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not anticipate that compensation payable to any executive officer will exceed $1 million for fiscal year 1998. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.



                         Compensation Committee

                         Santo J. Costa, Chairman
                         James G. Groninger
                         Joseph Klein, III

March 1999

                    PERFORMANCE MEASUREMENT COMPARISON (1)


                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
          AMONG NPS PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET-US
                  INDEX AND THE NASDAQ PHARMACEUTICALS INDEX

                             [GRAPH APPEARS HERE]

           NPS PHARMACEUTICALS, INC.         NASDAQ STOCK MARKET-US          NASDAQ PHARMACEUTICALS
  5/26/94                       100                             100                              100
   Jun-94                        82                              96                               94
   Dec-94                        68                             103                               98
   Jun-95                        86                             128                              123
   Dec-95                       314                             146                              179
   Jun-96                       241                             165                              181
   Dec-96                       200                             180                              179
   Jun-97                       175                             201                              183
   Dec-97                       141                             220                              185
   Jun-98                       130                             265                              189
   Dec-98                       140                             309                              237


*$100 INVESTED ON 5/26/94 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

_______________

(1) The "Compensation Committee Report" and the "Performance Measurement Comparison" chart are not "soliciting material," are not deemed filed with the Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                                 OTHER MATTERS


     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors



                              James U. Jensen,
                              Secretary

April 21, 1999



          A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is available without charge upon written request to:

                           NPS Pharmaceuticals, Inc.
                           Attn: Investor Relations
                           420 Chipeta Way
                           Salt Lake City, Utah 84108

                           NPS PHARMACEUTICALS, INC.

                       1994 EMPLOYEE STOCK PURCHASE PLAN

                                AS AMENDED 1999


1.  PURPOSE.

    1.1 The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1.2, which are designated as provided in subparagraph 2.2, may be given an opportunity to purchase stock of the Company.

    1.2 The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

    1.3 The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    1.4 The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.


2.  ADMINISTRATION.

    2.1  The Plan shall be administered by the Board of Directors (the
"Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2.3. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    2.2 The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         2.2.1 To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

         2.2.2 To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

         2.2.3 To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         2.2.4  To amend the Plan as provided in paragraph 13.

          2.2.5 Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     2.3 The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.


3.  SHARES SUBJECT TO THE PLAN.

    3.1 Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two hundred sixty thousand (260,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

    3.2 The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.


4.  GRANT OF RIGHTS; OFFERING.

    The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (a) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (b) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.


5.  ELIGIBILITY.

    5.1 Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2.2, to employees of any Affiliate of the Company. Except as provided in subparagraph 5.2, an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any

Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

    5.2 The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

         5.2.1 the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the purchase price of such right;

         5.2.2 the Offering Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

         5.2.3 the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

    5.3 No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

    5.4 An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

    5.5 Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.


6.  RIGHTS; PURCHASE PRICE.

    6.1 On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Offering Period"). In connection with each Offering made under this Plan, the

Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date and a corresponding Purchase Period (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

    6.2 The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

        6.2.1 an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

        6.2.2 an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

    6.3 In the event that the fair market value of the shares on a Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (a) be withdrawn from such Purchase Period at the close of such Purchase Date (after the acquisition of shares for such Purchase Period), and
(b) be re-enrolled on the first business day subsequent to such Purchase Date with such date now constituting the "Offering Date" for all purposes, including determination of the Purchase Price of such right.


7.  PARTICIPATION; WITHDRAWAL; TERMINATION.

    7.1 An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

    7.2 At any time during an Offering Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

    7.3 Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

    7.4 Rights granted under the Plan shall not be transferable, and, except as provided in Section 14, shall be exercisable only by the person to whom such rights are granted.


8.  EXERCISE.

    8.1 On each purchase date, as defined in the relevant Offering (a
"Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7.2, or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Purchase Date of the Offering, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

    8.2 No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on a Purchase Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Purchase Date and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than two (2) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.  COVENANTS OF THE COMPANY.

    9.1 During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

    9.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.


10. USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.


11. RIGHTS AS A STOCKHOLDER.

    A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     12.1 If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

     12.2 In the event of: (a) a dissolution or liquidation of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation;
(c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (d) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.


13.  AMENDMENT OF THE PLAN.

     13.1 The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          13.1.1 Increase the number of shares reserved for rights under the Plan;

          13.1.2 Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

          13.1.3 Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     13.2 Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

14.  DESIGNATION OF BENEFICIARY.

     14.1 A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering Period.

     14.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


15.  TERMINATION OR SUSPENSION OF THE PLAN.

     15.1 The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, January 6, 2004. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     15.2 Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.


16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

                           NPS PHARMACEUTICALS, INC.

                1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                AS AMENDED 1999

1.   PURPOSE
     -------

     1.1 The purpose of the 1994 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of NPS Pharmaceuticals, Inc. (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     1.2 The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     1.3 The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION

     2.1 The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2.2.

     2.2 The Board may delegate administration of the Plan to a committee composed of not fewer than two members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN

     3.1 Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two hundred sixty thousand (260,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     3.2 The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY

     4.1 Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS

     5.1 Each person who is, after the date of approval of the Plan by the Board elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase 15,000 shares of common stock of the Company on the terms and conditions set forth herein.

     5.2 On December 1, of each year, commencing with December 1, 1994, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months, shall be granted an option to purchase 3,000 shares of common stock of the Company on the terms and conditions set forth herein.

6.   OPTION PROVISIONS

     Each option shall contain the following terms and conditions:

     6.1 The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date 10 years from the date of grant ("Expiration Date"). If the optionee's service as a Non-Employee Director of the Company or as an employee of or consultant to the Company or any Affiliate of the Company, terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date 12 months following the date of termination of service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or 18 months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6.5.

     6.2 The exercise price of each option shall be 100% of the fair market value of the stock subject to such option on the date such option is granted.

     6.3 Payment of the exercise price of each option is due in full in cash upon any exercise; the optionee may elect to make payment of the exercise price under one of the following alternatives:

          6.3.1 Payment of the exercise price per share in cash at the time of exercise; or

          6.3.2 Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal: (a) payment by delivery of shares of common stock of the Company already owned by the optionee and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued at its fair market value on the date of exercise; or (b) through surrender of shares of common stock available for exercise under the option, which common stock shall be valued at its fair market value on the date of exercise and owned free and clear of any liens, claims, encumbrances, or security interests.

          6.3.3 Payment by a combination of the methods of payment specified in subparagraphs 6.3.1 and 6.3.2 above.

     Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company's common stock.

     6.4 The Board or Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted to an Optionee to be on terms that permit transfer by such Optionee to (a) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration or any such transfer, (ii) the stock option agreement pursuant to which such Options are granted must expressly provide for transferability in a manner consistent with this Section, (iii) subsequent transfers of transferred options shall be prohibited except those occurring by will or the laws of descent and distribution, and (iv) the Options shall continue to be subject to all the terms and conditions that applied prior to transfer in the same manner and to the same extent as non-transferred options, including Sections 6.5 Vesting; 6.6 Securities Law Compliance. The Options shall be exercisable by the transferee only to the extent, and for the periods specified in such sections. The Company expressly disclaims any obligation to provide notice to a transferee of the termination of the Option.

     Unless transfer by an Optionee is specifically provided for in the Option Agreement, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Statutory Stock Option is granted only by such person or any transferee pursuant to a QDRO.

     6.5 The option shall become exercisable in installments from the date of grant at the rates set forth below. Twenty-eight percent of the shares shall vest at 5:00 p.m., Mountain Standard Time ("MST"), on the first anniversary of the date of grant and three percent of the remaining shares shall vest at 5:00 p.m. MST, on each monthly anniversary date thereafter (i.e., grant date December 1, 1999, 28% vest at 5:00 p.m. MST on December 1, 2000 MST, and 3% vest at 5:00 p.m. MST on the 1st day of each month thereafter), provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     6.6 The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6.4, as a condition of exercising any such option: (a) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (b) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (b), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

     6.7 Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities

Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.   COVENANTS OF THE COMPANY

     7.1 During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     7.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS

     9.1 Neither an optionee nor any person to whom an option is transferred under subparagraph 6.4 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     9.2 Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

     9.3 No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     9.4 In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.  ADJUSTMENTS UPON CHANGES IN STOCK

     10.1 If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     10.2 In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation; (b) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (c) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the time during which options outstanding under the Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN

     11.1 The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

          11.1.1 Increase the number of shares which may be issued under the Plan;

          11.1.2 Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3); or

          11.1.3 Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3.

     11.2 Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (a) the Company requests the consent of the person to whom the option was granted and
(b) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN

     12.1 The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on midnight, January 6, 2004. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     12.2 Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     12.3 The Plan shall terminate upon the occurrence of any of the events described in Section 10.2 above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE

     13.1 The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

     13.2 No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13.1 above has been met.

                           NPS PHARMACEUTICALS, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 26, 1999

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned constitutes and appoints Hunter Jackson and James U. Jensen (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 1999 Annual Meeting of Stockholders. This meeting will be held at the Marriott-University Park Hotel located at 500 South Wakara Way, Salt Lake City, Utah on May 26, 1999 at 3:00 p.m. Mountain Time. This Proxy is given in accordance with the following instructions, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

     1. To elect eight (8) directors as set forth in the Proxy Statement:
        [_]  FOR all nominees listed below                                     [_]   WITHHOLD AUTHORITY
             (except as indicated to the contrary below)                        to vote for all nominees listed below:
        Santo J. Costa, James G. Groninger, Hunter Jackson, James U. Jensen,
           Skip Klein, Donald E. Kuhla, Thomas N. Parks, Peter G. Tombros
           (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

________________________________________________________________________________

     2. To approve an increase of 200,000 shares of common stock for issuance under two of the Company's equity incentive plans, as follows: (a) 100,000 shares under the Employee Stock Purchase Plan; and (b) 100,000 shares under the Non-Employee Directors' Stock Option Plan.

              [_]  FOR          [_] AGAINST      [_]  ABSTAIN
     3. To ratify the appointment of KPMG LLP as independent auditors for the Company for the 1999 fiscal year:

              [_]  FOR          [_] AGAINST      [_]  ABSTAIN

This Proxy when properly executed will be voted as directed above. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT (8) DIRECTORS; FOR THE APPROVAL OF AN INCREASE OF 100,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER EACH OF THE FOLLOWING EQUITY INCENTIVE PLANS (A) THE EMPLOYEE STOCK PURCHASE PLAN, AND (B) THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AS SET FORTH IN THE PROXY STATEMENT; AND, TO RATIFY THE BOARD'S APPOINTMENT OF KPMG LLP AS NPS'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.


                        Dated___________________________________________________

                        ________________________________________________________

                        --------------------------------------------------------
                                             Please sign here

                        Do you plan to attend the Annual Meeting?  [_]Yes [_] No

                        Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date,
                                                               -----------
                        sign, and mail this proxy card in the enclosed envelope.
                        -------------------------------------------------------